Exhibit 32.1

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO SECTION 906 OF

THE SARBANES-OXLEY ACT OF 2002

The undersigned officer of NexCore Healthcare Capital Corp (the “Company”) hereby certifies to his knowledge that the Company’s Quarterly Report on Form 10-Q for the period ended September 30, 2011 (the “Report”), as filed with the Securities and Exchange Commission on the date hereof, fully complies with the requirements of Section13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934, as amended, and that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company. This certification shall not be deemed “filed” for any purpose, nor shall it be deemed to be incorporated by reference into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934 regardless of any general incorporation language in such filing.

Date: November 11, 2011

By:	/s/ Gregory C. Venn
Gregory C. Venn
Chief Executive Officer